UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 20, 1997



                               LANDEC CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
         (State or other jurisdiction of incorporation or organization)


               0-27446                                  94-3025618
      (Commission file number)              (IRS Employer Identification No.)




3603 Haven Avenue, Menlo Park, California                         94025
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:           (650) 306-1650

                                       N/A
          (Former name or former address, if changed from last report)

         The undersigned Registrant hereby amends the following items from the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 1997. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial information and exhibits associated therewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Item 7 is amended and restated in its entirety to read as follows:

         (a)  Financial Statements of Acquired Business

              The following pages 3 through 6 contain (1) the unaudited condensed balance sheets of Williams & Sun, Inc., an Indiana corporation ("Williams & Sun") as of July 31, 1997 and October 31, 1996 and the notes thereto and (2) the unaudited statements of operations and cash flows of Williams & Sun and the notes thereto for the nine months ended July 31, 1997 and 1996. The audited financial statements of Williams & Sun as of October 31, 1996 and 1995 and for the years then ended with the Report of Katz, Sapper & Miller, LLP, Independent Auditors thereon have been included as
              Exhibit 99.1 to this filing.

         (b)  Pro Forma Financial Information

              The following pages 7 through 15 contain (1) the unaudited pro forma condensed combined balance sheets of the Registrant and Williams & Sun as of July 31, 1997 and the notes thereto and (2) the unaudited pro forma combined statement of operations of the Registrant and Williams & Sun for the nine months ended July 31, 1997 and for the year ended October 31, 1996 and the notes thereto.

         (c)  Exhibits

              2.1*+ Agreement  and  Plan  of  Reorganization  by and  among  the
                    Registrant, Intellicoat Corporation, Williams & Sun, Inc. and Michael L. Williams dated August 20, 1997.

              2.2* Agreement of Merger by and between Intellicoat Corporation and Williams & Sun, Inc. dated September 30, 1997.

              2.3* Articles of Merger of Williams & Sun into Intellicoat Corporation dated September 30, 1997.

              23.1  Consent of Katz, Sapper & Miller, LLP, Independent Auditors.

              99.1 Williams & Sun Financial Statements for October 31, 1996 and 1995 and the years then ended with Report of Katz, Sapper & Miller, LLP, Independent Auditors.

------------------------------

*      Previously filed.
+      The  Registrant  hereby agrees to file with the  Securities  and Exchange
       Commission any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

                                             WILLIAMS & SUN, INC.
                                           CONDENSED BALANCE SHEETS
                                                  (Unaudited)
                                                (In thousands)


                                                         July 31,   October 31,
                                                          1997         1996
                                                         ------       ------
                          Assets
Current Assets:
     Cash and cash equivalents                           $  945       $1,435
     Accounts receivable, net                                27            9
     Notes receivable                                      --            350
     Income tax receivable                                 --             16
     Receivables from related parties                       229            8
     Inventories                                            506          152
     Prepaid expenses                                       156          756
                                                         ------       ------
Total Current Assets                                      1,863        2,726

Property and equipment, net                                 921          680
Other assets                                                 44           44
                                                         ------       ------
                                                         $2,828       $3,450
                                                         ======       ======

          Liabilities and Stockholder's Equity
Current Liabilities:
     Accounts payable                                    $  222       $  287
     Accrued compensation                                    16           55
     Other accrued liabilities                              777          136
     Deferred revenue                                      --          1,911
     Payables to related parties                           --            332
     Current portion of long term debt                       24           93
                                                         ------       ------
Total Current Liabilities                                 1,039        2,814

Long-term debt                                               91           95

Stockholder's Equity:
     Common stock                                            11           11
     Retained earnings                                    1,687          530
                                                         ------       ------
Total Stockholder's Equity                                1,698          541
                                                         ------       ------
                                                         $2,828       $3,450
                                                         ======       ======
                             See accompanying notes

                              WILLIAMS & SUN, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                 (In thousands)


                                                      Nine Months Ended July 31,
                                                          1997            1996
                                                        --------       --------

Net product sales                                       $ 10,647       $  8,070

Operating costs and expenses:
     Cost of product sales                                 5,861          4,369
     Selling, general and administrative                   2,924          2,343
                                                        --------       --------
Total operating costs and expenses                         8,785          6,712
                                                        --------       --------
Income from operations                                     1,862          1,358


Interest and other income                                    103            121
Interest expense                                             (37)           (85)
                                                        --------       --------
Net income before income tax                               1,928          1,394
Provision for  income tax                                    771            558
                                                        --------       --------

Net income                                              $  1,157       $    836
                                                        ========       ========

                             See accompanying notes.

                                             WILLIAMS & SUN, INC.
                                           STATEMENTS OF CASH FLOWS
                                                  (Unaudited)
                                                (In thousands)

                                                                                                         Nine Months Ended July 31,
                                                                                                           1997               1996
                                                                                                         -------            -------
Cash flows from operating activities:
     Net income                                                                                          $ 1,157            $   836
Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
     Depreciation and amortization                                                                            92                 97
     Changes in operating assets and liabilities:
         Accounts receivable                                                                                 (18)                (3)
         Other receivables                                                                                   145              1,108
         Inventories                                                                                        (354)               520
         Prepaid expenses                                                                                    600              1,100
         Accounts payable                                                                                    (65)              (124)
         Accrued compensation                                                                                (39)                (2)
         Other accrued liabilities                                                                           641                 84
         Payable to related parties                                                                         (332)               (84)
         Deferred revenue                                                                                 (1,911)            (1,493)
                                                                                                         -------            -------
     Total adjustments                                                                                    (1,241)             1,203
                                                                                                         -------            -------
Net cash provided by (used in) operating activities                                                          (84)             2,039
                                                                                                         -------            -------

Cash flows from investing activities:
     Capital expenditures                                                                                   (333)              (102)
     Decrease in other assets                                                                               --                  136
                                                                                                         -------            -------
Net cash provided by (used in) investing activities                                                         (333)                34
                                                                                                         -------            -------

Cash flows from financing activities:
     Long-term debt borrowings                                                                              --                   58
     Payments of long-term debt                                                                              (73)              (939)
                                                                                                         -------            -------
Net cash used in financing activities                                                                        (73)              (881)
                                                                                                         -------            -------

Net increase (decrease) in cash and cash equivalents                                                        (490)             1,192

Cash and cash equivalents at beginning of period                                                           1,435                  6
                                                                                                         -------            -------

Cash and cash equivalents at end of period                                                               $   945            $ 1,198
                                                                                                         =======            =======

                                            See accompanying notes.

                                       -5-

                              WILLIAMS & SUN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  July 31, 1997
                                   (Unaudited)

1.   BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited financial statements contain all adjustments necessary to present fairly the financial position of Williams & Sun, Inc. ("Williams & Sun") at July 31, 1997, and the results of operations and cash flows for the nine months ended July 31, 1997 and 1996. Interim results for the nine-month periods are not necessarily indicative of operating results to be expected for the full year.

2.   RECLASSIFICATIONS

Certain prior year balances have been reclassified in the balance sheet to conform with current year presentation.

3.   INVENTORIES

Inventories are stated at the lower of cost (determined by the first-in, first-out method, "FIFO") or market. At July 31, 1997 and October 31, 1996, the FIFO inventory value approximated current cost and consisted primarily of carryover seed corn and related packaging supplies which represented finished goods inventory.

4.   SUBSEQUENT EVENTS

Pursuant to an Agreement and Plan of Reorganization by and among Landec Corporation ("Landec"), Intellicoat Corporation, a Delaware corporation and wholly-owned subsidiary of Landec ("Intellicoat"), Williams & Sun an Indiana corporation ("Williams & Sun") and Michael L. Williams, dated August 20, 1997 (the "Reorganization Agreement") and a related Agreement of Merger and Articles of Merger both dated September 30, 1997, Williams & Sun was merged with and into Intellicoat ("the Merger"). As a result of the Merger, the separate existence of Williams & Sun has ceased and Intellicoat continues as the surviving corporation. Intellicoat continues to conduct direct marketing of specialty hybrid seed corn products with the assets so acquired.

In connection with the Merger, the shareholders of Williams & Sun received approximately $2.9 million in cash and approximately 1.4 million shares of Landec common stock. The majority shareholder of Williams & Sun is also entitled to receive additional cash consideration from Intellicoat depending on the future performance of the business acquired. The timing and amount of the consideration paid in connection with the Merger was the result of arms-length negotiations between representatives of Landec, Intellicoat and Williams & Sun.

                               LANDEC CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements (collectively, "the Pro Forma Financial Statements") were prepared to give effect to the merger of Intellicoat Corporation ("Intellicoat"), a wholly owned subsidiary of Landec Corporation ("Landec" or, the "Company") and Williams & Sun, Inc. ("Williams & Sun").

On May 5, 1997, the Company filed Current Report on Form 8-K which was amended on July 3, 1997, reporting that on April 18, 1997 the Company acquired all of the outstanding capital stock of Dock Resins Corporation ("Dock Resins").

The pro forma information is based on the historical financial statements of the Company, Dock Resins and Williams & Sun giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The historical balance sheet of the Company as of July 31, 1997 includes Dock Resins. The pro forma condensed combined balance sheet as of July 31, 1997, gives effect to the Williams & Sun acquisition as if it occurred on July 31, 1997. The pro forma condensed combined statement of operations for the nine months ended July 31, 1997, and for the fiscal year ended October 31, 1996 give effect to both the Dock Resins and Williams & Sun acquisitions as if they occurred on November 1, 1995. The Pro Forma Financial Statements do not purport to represent what Landec's financial position or results of operations would have been if the transactions in fact had occurred on the date or at the beginning of the periods indicated or to project Landec's financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions as described in Note 1 to the Pro Forma Financial Statements that Landec believes are reasonable under the circumstances. The purchase price for Williams & Sun and Dock Resins has been allocated to the acquired assets and liabilities based on their respective fair market values as determined by independent valuations and other studies. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the respective historical consolidated financial statements of Landec, Dock Resins, and Williams & Sun, and the notes thereto. The historical consolidated financial statements of Landec are included in its Quarterly Report on Form 10-Q for the period ended July 31, 1997, as filed with the Securities and Exchange Commission on September 15, 1997 and in its Annual Report on Form 10-K for the fiscal year ended October 31, 1996, as filed with the Securities and Exchange Commission on January 29, 1997. The historical financial statements of Dock Resins are included in the Company's Form 8-K/A, as filed with the Securities and Exchange Commission on July 3, 1997. The historical financial statements of Williams & Sun are included as Exhibit 99.1 to this Form 8-K/A.

                                                    LANDEC CORPORATION
                                              UNAUDITED PRO FORMA CONDENSED
                                                  COMBINED BALANCE SHEET
                                                      July 31, 1997
                                                      (in thousands)

                                                                   Landec           Williams &         Pro Forma         Pro Forma
                                                                Corporation              Sun          Adjustments         Combined
                                                               --------------     ---------------   ---------------     ------------
                  Assets
Current Assets:
   Cash and cash equivalents                                       $  7,740         $    945        $   (738)(a)        $  5,085
                                                                                                          50(b)
                                                                                                      (2,912)(c)
   Short-term investments                                            11,280             --              --                11,280
   Restricted investment                                              8,837             --              --                 8,837
   Accounts receivable, net                                           2,318               27             (13)(b)           2,332
   Receivables from related parties                                    --                229            (229)(b)            --
   Inventory                                                          2,125              506            --                 2,631
   Prepaid expenses and other current assets                            567              156             302(b)            1,025
                                                                   --------         --------        --------            --------
Total Current Assets                                                 32,867            1,863          (3,540)             31,190

Property and equipment, net                                           4,078              921              74(b)            5,073
Intangible assets                                                     6,916             --             8,246(a)           15,162
Other assets                                                            202               44             (44)(b)             202
                                                                   --------         --------        --------            --------
                                                                   $ 44,063         $  2,828        $  4,736            $ 51,627
                                                                   ========         ========        ========            ========

     Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts Payable                                                $  1,079         $    222             120(b)         $  1,421
   Accrued compensation                                                 441               16             114(b)              571
   Other accrued liabilities                                            694              777            (630)(b)             841
   Payable related to acquisition of Dock Resins                      9,105             --              --                 9,105
   Current portion of long term debt                                    292               24             (24)(b)             292
   Deferred revenue                                                     104             --             1,770(a)            1,874
                                                                   --------         --------        --------            --------
Total Current Liabilities                                            11,715            1,039           1,350              14,104

Non-current portion of long term debt                                   129               91             (91)(b)             129
Deferred compensation                                                   135             --              --                   135

Stockholders' Equity:
   Common stock - Landec                                             70,490             --             5,175(c)           75,665
   Notes receivable from shareholders - Landec                          (13)            --              --                   (13)
   Deferred compensation - Landec                                      (226)            --              --                  (226)
   Accumulated deficit - Landec                                     (38,167)            --              --               (38,167)
   Common stock - Williams & Sun                                       --                 11             (11)(a)             --
   Retained earnings - Williams & Sun                                  --              1,687          (1,687)(a)            --
                                                                   --------         --------        --------            --------
Total Stockholders' Equity                                           32,084            1,698           3,477              37,259
                                                                   --------         --------        --------            --------
                                                                   $ 44,063         $  2,828        $  4,736            $ 51,627
                                                                   ========         ========        ========            ========

                                              See accompanying notes.

                                      -8-

                               LANDEC CORPORATION
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                  July 31, 1997


1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet information has been prepared by combining the unaudited condensed consolidated balance sheet of Landec with the unaudited condensed balance sheet of Williams & Sun at July 31, 1997, and gives effect to the pro forma adjustments as described in the notes below.

(a) The acquisition of Williams & Sun, which was accounted for as a purchase, has been recorded based upon available information and upon certain assumptions that Landec believes are reasonable under the circumstances. Estimated acquisition expenses of $738,000 includes expenses for finder's fees, legal, accounting, consulting and miscellaneous costs. The purchase price has been allocated to the acquired assets and liabilities based on their relative fair market values, subject to final adjustments. These allocations are based on independent valuations and other studies. The final values may differ from those set forth below.

                                                                  (In thousands)
                                                                   ------------

       Estimated purchase price (Note c)                           $      8,087
       Estimated acquisition expenses                                       738
                                                                   ------------
       Total estimated acquisition cost                            $      8,825
                                                                   ============

       Historical net book value of the assets at July 31, 1997    $      1,698
       Decrease in net book value of assets acquired (Note b)            (1,119)
       Covenant not to compete                                              200
       Customer base                                                      1,900
       Work force in place                                                  220
       Tradename                                                          4,200
       Goodwill                                                           1,726
                                                                   ------------
                                                                   $      8,825
                                                                   ============

(b) The decrease in the net book value of the assets from July 31, 1997 to the close date of September 30, 1997 is a result of the difference in the net book value of assets acquired due to operating activities from July 31, 1997 to September 30, 1997 and the elimination of certain assets and liabilities that were not assumed by Landec in the acquisition.

(c) The acquisition by Landec of certain assets of Williams & Sun was exchanged for the following:

                                                                  (In thousands)
                                                                   ------------

                 Landec common stock (1,425,648 shares)            $      5,175
                 Cash paid at closing                                     2,912
                                                                   ------------
                 Purchase price                                    $      8,087
                                                                   ============

       The majority shareholder of Williams & Sun is also entitled to receive additional cash consideration from Intellicoat depending on the future performance of the business acquired.

                                                         LANDEC CORPORATION
                                                         UNAUDITED PRO FORMA
                                                  COMBINED STATEMENT OF OPERATIONS
                                                   Nine Months Ended July 31, 1997
                                              (in thousands, except per share amounts)

                                                                                                         Williams &
                                                                                         Dock Resins         Sun
                                                  Landec        Dock Resins   Williams &   Pro Forma      Pro Forma       Pro Forma
                                                Corporation     Corporation*     Sun      Adjustments    Adjustments       Combined
                                                -----------     -----------   ---------   -----------    -----------      ----------
Revenues:
     Product sales                               $  5,076        $  6,719     $ 10,647     $   --          $   --          $ 22,442
     Research and development
       revenues                                       671            --           --                                            671
                                                 --------        --------     --------     --------        --------        --------
Total revenues                                      5,747           6,719       10,647         --              --            23,113
Operating costs and expenses
     Cost of product sales                          3,731           4,766        5,861           19(a)         --            14,531
                                                                                                154(b)
     Research and development                       3,316             613         --           --              --             3,929
     Selling, general and                           3,715           1,024        2,924           93(b)          428(g)        8,176
       administrative                                                                            (8)(c)
     Purchase of in-process
       research and development                     3,022            --           --         (3,022)(d)        --              --
                                                 --------        --------     --------     --------        --------        --------
Total operating costs and expenses                 13,784           6,403        8,785       (2,764)            428          26,636
                                                 --------        --------     --------     --------        --------        --------
Operating income (loss)                            (8,037)            316        1,862        2,764            (428)         (3,523)

Interest and other income                           1,353              26          103         --              --             1,482
Interest expense                                     (197)            (61)         (37)          49(c)           41(h)         (205)
                                                 --------        --------     --------     --------        --------        --------
Income (loss) before income taxes                  (6,881)            281        1,928        2,813            (387)         (2,246)

Provision (benefit) for state
     income tax                                      --               (49)         771           54(e)         (698)(i)          78
                                                 --------        --------     --------     --------        --------        --------
Net income (loss)                                $ (6,881)       $    330     $  1,157     $  2,759        $    311        $ (2,324)
                                                 ========        ========     ========     ========        ========        ========


Net loss per share                               $  (0.63)                                                                 $  (0.18)
                                                 ========                                                                  ========

Shares used in calculating per
share information                                  10,938                                       262(f)        1,426(j)       12,626
                                                 ========                                  ========        ========        ========

* Represents the results of operations of Dock Resins for the period November 1, 1996 to April 18, 1997. On April 18, 1997, all of the outstanding capital stock of Dock Resins was purchased by Landec, and, accordingly, the consolidated statement of operations of Landec include the results of operations of Dock Resins from April 19, 1997 through July 31, 1997.

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                  July 31, 1997


The unaudited pro forma combined statement of operations information has been prepared by combining the unaudited consolidated statement of operations of Landec, the unaudited statement of operations of Dock Resins for the period from November 1, 1996 to April 18, 1997 (the date upon which Dock Resins was acquired), and the unaudited statement of operations of Williams & Sun for the nine months ended July 31, 1997, and gives effect to the pro forma adjustments as described in the notes below.

Dock Resins
-----------
(a) Represents depreciation expense for the write-up of property, plant and equipment arising from the Dock Resins acquisition.

(b) Represents amortization expense of intangible assets arising from the Dock Resins acquisition.

(c) Represents the elimination of interest expense and loan guarantee fees that arose from the debt of Dock Resins which was retained by the previous owner upon the close of the acquisition.

(d) In accordance with general accepted accounting principles, Landec allocated approximately $3.0 million of the purchase price to in-process research and development. This amount was reflected in the historical consolidated financial statements of the Company as of July 31, 1997. However, due to its non-recurring nature, this charge is reflected in the unaudited pro forma condensed combined balance sheet, but not in the unaudited pro forma combined statement of operations.

(e) Income tax expense associated with Dock Resins on an historical basis reflects "S" Corporation status. The pro forma adjustment eliminates this status which provided a benefit resulting from the reversal of a prior-year accrual and assumes "C" Corporation status for Dock Resins for state income tax purposes only since the Company on a consolidated basis generated a loss.

(f) The pro forma adjustment reflects the issuance of 396,096 shares of Landec common stock on April 18, 1997 that were issued in connection with the acquisition of Dock Resins. These shares were assumed to have been issued on November 1, 1995 for purposes of pro forma statement of operations, the weighting of which from November 1, 1996 through April 18, 1997 resulted in an additional 262,000 shares used in calculating the per share information. For the period from April 19, 1997 to July 31, 1997, the shares issued in the acquisition were included in Landec's historical share calculation.

Williams & Sun
--------------
(g) Represents amortization expense of intangible assets arising from the Williams & Sun acquisition reflected as follows (dollars in thousands):


                                                    Period of        Nine Months
                                     Amount       Amortization      Amortization
                                   ---------      ------------      ------------

        Intangible assets:
        Covenant not to compete    $     200         5 years          $     30
        Customer base                  1,900        10 years               142
        Work force in place              220         5 years                33
        Tradename                      4,200        20 years               158
        Goodwill                       1,726        20 years                65
                                   ---------                          --------
                                   $   8,246                          $    428
                                   =========                          ========

(h) Represents the elimination of interest expense that arose from the debt of Williams & Sun which was retained by the previous owner upon the close of the acquisition.

(i) Represents the elimination of federal tax as a result of the pro forma consolidated net loss of the Company.

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                  July 31, 1997

(j) Represents the issuance of 1,425,648 shares of Landec common stock that were exchanged as part of the acquisition of Williams & Sun. These shares were assumed to have been issued on November 1, 1995 for purposes of the pro forma statement of operations.

                                                LANDEC CORPORATION
                                                UNAUDITED PRO FORMA
                                         COMBINED STATEMENT OF OPERATIONS
                                        Fiscal Year Ended October 31, 1996
                                     (in thousands, except per share amounts)

                                                                                                         Williams &
                                                                                          Dock Resins       Sun
                                                  Landec        Dock Resins   Williams &   Pro Forma      Pro Forma       Pro Forma
                                                Corporation     Corporation      Sun      Adjustments    Adjustments       Combined
                                                -----------     -----------   ---------   -----------    -----------      ----------

Revenues:
     Product sales                              $    755        $ 13,498     $  8,075     $   --           $   --          $ 22,328
     License fees                                    600            --           --           --               --               600
     Research and development
       revenues                                    1,096            --           --           --               --             1,096
                                                --------        --------     --------     --------         --------        --------
Total revenues                                     2,451          13,498        8,075         --               --            24,024


Operating costs and expenses
     Cost of product sales                         1,004           8,540        4,361          249(d))         --            14,542
                                                                                               336(b)
                                                                                                52(a)
     Research and development                      3,808           1,097         --           --               --             4,905
     Selling, general and                          3,288           3,183        3,399          202(b)           570(h)       10,625
       administrative                                                                          (17)(e)
                                                --------        --------     --------     --------         --------        --------
Total operating costs and expenses                 8,100          12,820        7,760          822              570          30,072
                                                --------        --------     --------     --------         --------        --------
Operating income (loss)                           (5,649)            678          315         (822)            (570)         (6,048)

Interest and other income                          1,548              18          148                           --            1,714
Interest expense                                     (99)            (96)         (81)        (355)(f)           81(i)         (465)
                                                                                                85 (e)
                                                --------        --------     --------     --------         --------        --------
Income (loss) before income taxes                 (4,200)            600          382       (1,092)            (489)         (4,799)


Provision (benefit) for state
     income tax                                     --                (5)         140            5(g)          (140)(j)        --
                                                --------        --------     --------     --------         --------        --------
Net income (loss)                               $ (4,200)       $    605     $    242     $ (1,097)        $   (349)       $ (4,799)
                                                ========        ========     ========     ========         ========        ========


Net income (loss) per share                     $  (0.55)                                                                  $  (0.50)
                                                ========                                                                   ========

Shares used in calculating per
share information                                  7,699                                       396(c)         1,426(k)        9,521
                                                ========                                  ========         ========        ========

                                              See accompanying notes.

                                      -13-

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                October 31, 1996


The unaudited pro forma combined statement of operations information has been prepared by combining the historical consolidated statement of operations of Landec for the fiscal year ended October 31, 1996, the historical statement of operations of Dock Resins for the year ended December 31, 1996, and the historical statement of operations of Williams & Sun for the fiscal year ended October 31, 1996 and gives effect to the pro forma adjustments as described in the notes below.

Dock Resins
-----------
(a) Depreciation expense of $52,000 for the write-up of property, plant and equipment arising from the Dock Resins acquisition was reflected as a pro forma adjustment.

(b) Represents amortization expense of intangible assets arising from the Dock Resins acquisition.

(c) The pro forma adjustment reflects the issuance of 396,039 shares of Landec common stock that were issued in connection with the acquisition of Dock Resins. These shares were assumed to have been issued on November 1, 1995 for purposes of the pro forma statement of operations.

(d) Cost of product sales includes the charge for the inventory recorded in connection with the purchase price allocation and assumes that the inventory was sold during the twelve months ended October 31, 1996 based on historical inventory turnover.

(e) Interest expense and loan guarantee fees that arose from the debt of Dock Resins have been eliminated as the debt was retained by the previous owner upon the close of the acquisition.

(f) Interest expense associated with the secured promissory note exchanged in the purchase price of Dock Resins.

(g) Income tax expense associated with Dock Resins on an historical basis reflects "S" Corporation status. The pro forma adjustment eliminates this status which provided a benefit resulting from the reversal of a prior-year accrual and assumes "C" Corporation status for Dock Resins which requires the elimination of the income tax expense as a result of the pro forma combined net loss.

Williams & Sun
--------------
(h) Represents amortization expense of intangible assets arising from the Williams & Sun acquisition reflected as follows (dollars in thousands):


                                                      Period of        Annual
                                        Amount      Amortization    Amortization
                                        ------      ------------    ------------

        Intangible assets:
        Covenant not to compete       $     200        5 years        $      40
        Customer base                     1,900       10 years              190
        Work force in place                 220        5 years               44
        Tradename                         4,200       20 years              210
        Goodwill                          1,726       20 years               86
                                      ---------                       ---------
                                      $   8,246                       $     570
                                      =========                       =========

                               LANDEC CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                                October 31, 1996


(i) Represents the elimination of interest expense that arose from the debt of Williams & Sun which was retained by the previous owner upon the close of the acquisition.

(j) Represents the elimination of income tax expense as a result of the pro forma combined net loss.

(k) Represents the issuance of 1,425,648 shares of Landec common stock that were exchanged as part of the acquisition of Williams & Sun. These shares were assumed to have been issued on November 1, 1995 for purposes of the pro forma statement of operations.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 LANDEC CORPORATION
                                 Registrant



Date:  December 15, 1997         By:  /s/    Joy T. Fry
                                      ---------------------
                                             Joy T. Fry
                                      Vice President of Finance and
                                      Administration and Chief Financial Officer